                                                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of
Atchison Casting Corporation on Form S-8 of our report dated September 28, 2001, appearing in the Annual Report on Form 10-K of Atchison Casting Corporation for
the year ended June 30, 2001 and of our report dated December 27, 2001, appearing in the Annual Report on Form 11-K of the Atchison Casting Corporation
401(k) Plan for the year ended June 30, 2001.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 11, 2002